UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

MOBILE LADS CORP.

(Exact name of registrant as specified in charter)

Nevada	333-189723	42-1774611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3370 NE 190th Street, Suite 3815 Aventura, Florida	33180
(Address of principal executive offices)	(Zip Code)

1-800-470-9216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 4.01	Changes In Registrant’s Certifying Accountant.

(a)	On February 3, 2017, Mobile Lad Corp. (the “Company”) was notified that Michael Gillespie & Associates, PLLC (the “Former Accountant”) resigned as the Company’s independent registered public accounting firm.

The Former Accountant’s audit report on the financial statements of the Company for the fiscal year ended April 30, 2015 and its reviews of interim financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for those fiscal years contained uncertainty about the company's ability to continue as a going concern. During the two most recent fiscal years and through to February 3, 2017, the date of resignation, there have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company’s financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b)	Effective April 17, 2017, the Company engaged Green & Company CPAs (“Green & Company”) to serve as the Company’s new independent registered public accounting firm. The engagement of Green & Company as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors on the same date. Neither the Company, nor anyone on its behalf, consulted Green & Company during the Company’s two most recent fiscal years and any subsequent interim period prior to the Company’s engagement of Green & Company regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

16.1       Letter from Formal Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE LADS CORP.

Date: May 1, 2017	By:	/s/ Michael Anthony Paul
Michael Anthony Paul, President & C.E.O.

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